EXHIBIT  21.1

                           RICHFOOD CONSOLIDATED GROUP
                               (As of May 2, 1998)

Subsidiaries of Richfood Holdings, Inc. [Virginia]

Richfood, Inc. [Virginia]

Rotelle, Inc. [Pennsylvania]

Market Funding, Inc. [Delaware]

Market Insurance Company, Ltd. [Bermuda]

Market Transportation Services, Inc. [Delaware]

Super Rite Foods, Inc. [Delaware]

Penn Perishables, Inc. [Virginia]

FF Acquisition, L.L.C. d/b/a Farm Fresh [Virginia]

DGC Acquisition, Inc. [Delaware]

Pack `N Save Holdings, Inc. [Virginia]

GV Holdings, Inc. [Delaware]



Subsidiaries of Richfood, Inc. [Virginia]

Market Improvement Corporation [Virginia]

Market Insurance Agency, Inc. [Virginia]

G.W.M. Holdings, Inc. [Virginia]

Rich-Temps, Inc. [Virginia]

Maryland Retail Services, Inc. [Virginia]

Retail Funding Corporation [Virginia]

Market Leasing Company [Virginia]

MFFL, Inc. [Virginia]

Market Brands, Inc. [Delaware]

Subsidiaries of Rotelle, Inc. [Pennsylvania]

Rotelle Management, Inc. [Pennsylvania]

Spring House Leasing, Inc. [Pennsylvania]

Penn Brands, Inc. [Delaware]



Subsidiaries of Super Rite Foods, Inc. [Delaware]

Foodarama Incorporated [Delaware]

SRF Subsidiary Corporation [Delaware]



Subsidiaries of Foodarama Incorporated [Delaware]

Foodarama, Inc. [Maryland]

Foodarama Group, Inc. [Maryland]

Midway Markets of Delaware, Inc. [Delaware]

Food-A-Rama-G.U., Inc. [Maryland]